As filed with the Securities and Exchange Commission on February ___, 2000
                                                            File No. 333-_____
-------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       PACIFIC GATEWAY EXCHANGE, INC.
           (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      94-3134065
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                        500 Airport Blvd., Suite 340
                        Burlingame, California 94010
            (Address of Principal Executive Offices) (Zip Code)


        Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan
                          (Full Title of the Plan)


                            Howard A. Neckowitz
                   President and Chief Executive Officer
                        533 Airport Blvd., Suite 505
                        Burlingame, California 94010
                  (Name and Address of Agent For Service)


 Telephone Number, Including Area Code, of Agent For Service: (650) 375-6700

                                  copy to
                              Laura D. Richman
                            Mayer, Brown & Platt
                           190 S. LaSalle Street
                          Chicago, Illinois 60603

           -----------------------------------------------------


                      CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
                                                        Proposed                 Maximum
 Titles of Securities                                    Maximum                Aggregate               Amount of
         to be                Amount to be           Offering Price             Offering               Registration
      Registered               Registered              Per Share*                Price*                    Fee
      ----------              ------------           --------------             ---------              ------------
Common Stock,                500,000 Shares           $20.72                   $10,360,070             $2,736
$.0001 par value
-------------------------------------------------------------------------------------------------------------------

* Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share is estimated as $20.72 solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported in The Wall Street Journal on February 8, 2000

         Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statements on Form S-8, File No. 333-24833 and File No. 333-51699 (the "Prior Registration Statements") are incorporated herein by reference. This Registration Statement covers 500,000 shares which, together with the 4,000,000 shares being carried forward from the Prior Registration Statements and upon which a fee has previously been paid, constitute the 4,500,000 shares issuable under the 1997 Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan.



                                  PART II


Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlingame, State of California, on this 10th day of February, 2000.


                            PACIFIC GATEWAY EXCHANGE, INC.


                            By:   /s/ Sandra Grey
                                  -----------------------
                                      Sandra Grey

                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Howard A. Neckowitz or Gail E. Granton, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in their respective capacities on this 10th day of February, 2000.



Signature                         Title
---------                         -----

/s/ Howard A. Neckowitz           President, Chief Executive Officer and
Howard A. Neckowitz               Chairman of the Board and Director
                                  (Principal Executive Officer)

/s/ Gail E. Granton               Chief Operating Officer, Global Marketing and
Gail E. Granton                   Offshore Development, Secretary and Director

/s/ Sandra Grey                   Chief Financial Officer
Sandra Grey                       (Principal Financial Officer)
                                  (Principal Accounting Officer)

/s/ Robert Calafell               Director
Robert Calafell

/s/ Charles M. Dalfen             Director
Charles M. Dalfen

/s/ James J. Junewicz             Director
James J. Junewicz

/s/ Barry J. Volante              Director
Barry J. Volante

                               EXHIBIT INDEX


Exhibit
Number       Description of Exhibit
-------      ----------------------


4(a) Amended and Restated Certificate of Incorporation of Pacific Gateway Exchange, Inc., as amended May 20, 1997. 1/

4(b)         By-laws of Pacific Gateway Exchange, Inc., as amended December 30,
             1997. 2/

5            Opinion of Mayer, Brown & Platt.

23(a)        Consent of PricewaterhouseCoopers LLP

23(b)        Consent of Mayer, Brown & Platt (contained in  Exhibit 5).

24 Powers of Attorney (included on the signature page of the registration statement).


1/ Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 000- 21043), and incorporated into this Registration Statement on Form S-8 by reference.

2/ Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No.
         000-21043), and incorporated into this Registration Statement on Form S-8 by reference.